EXHIBIT 99.1

MARA Holdings, Inc. Announces Pricing of Upsized $950 Million Offering of 0.00% Convertible Senior Notes due 2032

Miami, FL, July 23, 2025 (GLOBE NEWSWIRE)—MARA Holdings, Inc. (NASDAQ: MARA) (“MARA” or the “Company”), a leading digital energy and infrastructure company, today announced the pricing of its upsized offering of $950 million aggregate principal amount of 0.00% convertible senior notes due 2032 (the “notes”). The notes will be sold in a private offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). MARA also granted to the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $200 million aggregate principal amount of the notes. The offering is expected to close on July 25, 2025, subject to satisfaction of customary closing conditions.

The notes will be unsecured, senior obligations of MARA. The notes will not bear regular interest, and the principal amount of the notes will not accrete. MARA may pay special interest, if any, at its election as the sole remedy for failure to comply with its reporting obligations and under certain other circumstances, each pursuant to the indenture. Special interest, if any, on the notes will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2026 (if and to the extent that special interest is then payable on the notes). The notes will mature on August 1, 2032, unless earlier repurchased, redeemed or converted in accordance with their terms. Subject to certain conditions, on or after January 15, 2030, MARA may redeem for cash all or any portion of the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date, if the last reported sale price of MARA common stock has been at least 130% of the conversion price then in effect for a specified period of time ending on, and including, the trading day immediately before the date MARA provides the notice of redemption. If MARA redeems fewer than all the outstanding notes, at least $75 million aggregate principal amount of notes must be outstanding and not subject to redemption as of the relevant redemption notice date.

Holders of notes may require MARA to repurchase for cash all or any portion of their notes on January 4, 2030, if the last reported sale price of MARA’s common stock on the second trading day immediately preceding the repurchase date is less than the conversion price, or upon the occurrence of certain events that constitute a fundamental change under the indenture governing the notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the date of repurchase. In connection with certain corporate events or if MARA calls any note for redemption, it will, under certain circumstances, be required to increase the conversion rate for holders who elect to convert their notes in connection with such corporate event or notice of redemption.

The notes will be convertible into cash, shares of MARA’s common stock, or a combination of cash and shares of MARA’s common stock, at MARA’s election. Prior to May 1, 2032, the notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

The conversion rate for the notes will initially be 49.3619 shares of MARA common stock per $1,000 principal amount of notes. The conversion rate will be subject to adjustment upon the occurrence of certain events.

MARA estimates that the net proceeds from the sale of the notes will be approximately $940.5 million (or approximately $1,138.5 million if the initial purchasers exercise in full their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions but before estimated offering expenses payable by MARA.

MARA expects to use approximately $18.3 million of the net proceeds from the sale of the notes to repurchase approximately $19.4 million in aggregate principal amount of its existing 1.00% convertible senior notes due 2026 (the “1.00% 2026 convertible notes”) in privately negotiated transactions with the remainder of the net proceeds to be used to pay the approximately $36.9 million cost of the capped call transactions (as described below), to acquire additional bitcoin and for general corporate purposes, which may include working capital, strategic acquisitions, expansion of existing assets, and repayment of additional debt and other outstanding obligations.

In connection with any repurchase of the 1.00% 2026 convertible notes, MARA expects that holders of the 1.00% 2026 convertible notes who agree to have their notes repurchased and who have hedged their equity price risk with respect to such notes (the “hedged holders”) will unwind all or part of their hedge positions by buying MARA’s common stock and/or entering into or unwinding various derivative transactions with respect to MARA’s common stock. The amount of MARA’s common stock to be purchased by the hedged holders or in connection with such derivative transactions may be substantial in relation to the historic average daily trading volume of MARA’s common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of MARA’s common stock, including concurrently with the pricing of the notes, resulting in a higher effective conversion price of the notes. MARA cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or MARA’s common stock.

In connection with the pricing of the notes, MARA entered into privately negotiated capped call transactions with certain of the initial purchasers or their respective affiliates and certain other financial institutions (the “option counterparties”). If the initial purchasers exercise their option to purchase additional notes, MARA expects to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the option counterparties. The capped call transactions will cover, subject to anti-dilution adjustments, the number of shares of common stock underlying the notes sold in the offering. The capped call transactions are generally expected to reduce potential dilution to the common stock upon any conversion of notes and/or offset any cash payments MARA is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.

The cap price of the capped call transactions is initially approximately $24.14 per share, which represents a premium of approximately 40.0% over the U.S. composite volume weighted average price of MARA’s common stock from 2:00 p.m. through 4:00 p.m. Eastern Daylight Time on Wednesday, July 23, 2025, which was $17.2413, and is subject to certain adjustments under the terms of the capped call transactions.

MARA has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of common stock and/or enter into various derivative transactions with respect to the common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the common stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or purchasing or selling the common stock or other securities of MARA in secondary market transactions from time to time prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of the notes, in connection with any redemption of the notes, any fundamental change repurchase of the notes or any exercise of a holder’s optional repurchase right, and, to the extent MARA unwinds a corresponding portion of the capped call transactions, following any other repurchase of the notes). This activity could also cause or avoid an increase or a decrease in the market price of the common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares of common stock, if any, and value of the consideration that noteholders will receive upon conversion of the notes.

The notes are being offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and the shares of MARA’s common stock issuable upon conversion of the notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and the notes and any such shares may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The offering of the notes is being made only by means of a private offering memorandum.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, the notes, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such state or jurisdiction. Nothing in this press release shall be deemed an offer to purchase MARA’s 1.00% 2026 convertible notes.

About MARA

MARA (NASDAQ:MARA) deploys digital energy technologies to advance the world’s energy systems. Harnessing the power of compute, MARA transforms excess energy into digital capital, balancing the grid and accelerating the deployment of critical infrastructure. Building on its expertise to redefine the future of energy, MARA develops technologies that reduce the energy demands of high-performance computing applications, from AI to the edge.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the estimated net proceeds of the offering, the anticipated use of such net proceeds, including any repurchases of the Company’s existing convertible notes, the expected impact of the capped call transactions, and the anticipated closing of the offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties related to market conditions and the completion of the offering, uncertainties related to the satisfaction of closing conditions for the sale of the notes, the other factors discussed in the “Risk Factors” section of MARA’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 3, 2025 and the risks described in other filings that MARA may make from time to time with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and MARA specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

MARA Company Contact:
Telephone: 800-804-1690
Email: ir@mara.com

MARA Media Contact:
Email: mara@wachsman.com